Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 (No. 333-XXXXXXX) of our reports dated September 14 and December 22, 2021, relating to the consolidated financial statements of Umbra Companies Inc. as of and for the periods ended June 30, 2021 and September 30, 2021, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on December 28, 2021.

/s/ Olayinka Oyebola & Co

Houston, TX

December 28, 2021